Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Members

Antero Resources LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

June 13, 2013